Exhibit 99.1

FOR IMMEDIATE RELEASE
July 14, 2020

Contact:
Dylan Wolin
+1.630.227.2000
dylan.wolin@aarcorp.com

AAR Elects Robert F. Leduc to its Board of Directors

Wood Dale, Illinois -- AAR (NYSE: AIR) announced today that Robert F. Leduc, retired President of Pratt & Whitney, has been elected to the Company's Board of Directors, effective immediately. The addition of Mr. Leduc increases the size of the Board from 12 to 13 directors.

"Bob brings significant industry and leadership experience as well as a deep knowledge of the aviation market from his time at United Technologies," said John M. Holmes, President and Chief Executive Officer of AAR. "We are very pleased to welcome Bob to our Board of Directors and look forward to his contributions.”

Mr. Leduc, 64, recently retired as president of Pratt & Whitney, a role he held since January 2016. Previously he served in a number of senior executive roles for more than 38 years at United Technologies Corporation., including president of Sikorsky Aircraft. He began his career in aerospace engineering at Pratt & Whitney, holding roles of increasing leadership responsibility in program management, strategy and customer support before being named Senior Vice President, Engine Programs & Customer Support in 1995. In 2000, he was appointed President of Large Commercial Engines and Chief Operating Officer. He is a member of the board of the Connecticut Science Center, and he established the Robert and Jeanne Leduc Center for Civic Engagement at the University of Massachusetts Dartmouth. He earned a B.S. degree in mechanical engineering from Southeastern Massachusetts University (now UMass Dartmouth) and an honorary doctorate in business from the University of Massachusetts.

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About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. AAR’s Aviation Services include Parts Supply; OEM Solutions; Integrated Solutions; and Maintenance, Repair and Overhaul (MRO) Services. AAR’s Expeditionary Services include Mobility Systems and Composite Manufacturing operations. Additional information can be found at www.aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, including the estimated contract value. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in the Company’s Form 10-K for the fiscal year ended May 31, 2019 and the Company’s Form 10-Q for the fiscal quarter ended February 29, 2020. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.